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                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     April 29, 1996
                                                  ---------------------

                      MITCHAM INDUSTRIES, INC.
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     (Exact name of registrant as specified in its Charter)


            Texas                    33-81164-D             76-0210849
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(State or other Jurisdiction      (Commission File         (IRS Employer
       of Incorporation)               Number)       Identification Number)


     44000 Highway 75 South, Huntsville, Texas                77340
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     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code      (409) 291-2277
                                                     --------------------

                                  N/A
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              (Former address if changed since last report)


Total number of pages contained in the Form and Exhibits:     12
                                                             ----
Exhibit Index begins on page   6
                             ----


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ITEM 5.  OTHER EVENTS

  On April 29, 1996, Mitcham Industries, Inc., a Texas corporation (the "Company"), called for redemption its publicly traded Common Stock Purchase Warrants ("Warrants"). The press release dated April 30, 1996 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

BACKGROUND

  Mitcham Industries, Inc., a Texas corporation (the "Company"), specializes in the leasing and sale of seismic equipment to the oil and gas industry.
The Company provides short-term leasing of peripheral seismic equipment to meet a customer's requirements, as well as offering maintenance and support during the lease term. The Company leases its seismic equipment primarily to land-based seismic data acquisition companies and major oil and gas exploration companies conducting seismic data acquisition surveys in North and South America. The Company also sells and services new and used seismic data acquisition systems and peripheral equipment to companies engaged in oil and gas exploration.

  On January 4, 1995, Mitcham Industries, Inc. offered and sold to the public 895,000 Units (the "IPO"), each consisting of two shares of Common Stock, and
a Warrant.   Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at $3.50 per share, subject to adjustment in certain circumstances, through and including December 19, 1997. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. As of the date of this Report, 428,174 of the 895,000 Warrants have been exercised.

  The Warrants may be redeemed by the Company at $.05 per Warrant, on not less than 30 days' written notice, if the closing price of the Common Stock for a period of 30 consecutive trading days equals or exceeds $6.00 per share, subject to adjustment, provided that such notice is mailed not later than 10 days after the end of such period. The closing price of the Common Stock equalled or exceeded $6.00 per share for a period of 30 consecutive trading days effective April 25, 1996.

  Upon the closing of the IPO, the Company issued to Barron Chase Securities, Inc. (the "Representative"), acting as Representative of the underwriters of the IPO, 85,000 warrants ("Representative's Warrants") for nominal consideration. Each Representative's Warrant entitles the registered holder thereof to purchase one Representative's Unit at a price of $7.97, subject to adjustment in certain circumstances, from December 19, 1995 through and including December 19, 1999. Each Representative's Unit consists of two shares of Common Stock and a Warrant ("Underlying Representative's Warrant") to purchase an additional share of Common Stock at $4.20 per share, subject to adjustments in certain circumstances, from December 19, 1995 through and including December 19, 1997. As of the date of this Report, 55,500 of the 85,000 Representative's Warrants have be exercised.

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REDEMPTION OF COMMON STOCK PURCHASE WARRANTS

  On April 29, 1996, the Company called for redemption on May 29, 1996 (the "Redemption Date") all of its outstanding Warrants at a price of $.05 per Warrant (the "Redemption Price"), in accordance with Sections 8.5 and 8.6 of the Warrant Agreement, dated December 19, 1995, between the Company and North American Transfer Co.

  The Warrants must be exercised by 5:00 p.m., Eastern Standard time, on the Redemption Date. After the Redemption Date, all rights of the holders of Warrants shall cease, except only the right to receive the Redemption Price for each Warrant. The Company intends to deposit with the Warrant Agent before the Redemption Date funds in the amount of the aggregate Redemption Price of the outstanding Warrants.

  As of the date of this Report, the Company has received approximately $1.5 million from the exercise of the Warrants, which it intends to use to purchase additional seismic equipment and for general working capital purposes. Assuming the exercise of all of the 466,826 remaining Warrants and the 29,500 remaining Representative's Warrants, there will be outstanding 4,524,900 shares of Common Stock, of which Billy F. Mitcham, Jr., the Company's President, Chairman of the Board and Chief Executive Officer, will have voting control of approximately 28.7%.

USE OF PROCEEDS

  It is anticipated that the proceeds received upon the exercise of the 466,826 remaining Warrants will be used to purchase additional seismic equipment and for general working capital purposes.


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ITEM 7.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  FINANCIAL STATEMENTS.   NONE

     (b)  PRO FORMA FINANCIAL INFORMATION.   NONE

     (c)  EXHIBITS.

          Exhibit Number      Description
          --------------      -----------
               99.1           Notice of Redemption and Letter of Transmittal

               99.2           Press Release dated April 30, 1996





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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MITCHAM INDUSTRIES, INC.
                                   ----------------------------------
                                   (Registrant)



DATED:   May 14, 1996


                                   By:  /s/ Billy F. Mitcham, Jr.
                                        ----------------------------
                                        Billy F. Mitcham, Jr.
                                        Chairman of the Board,
                                        Chief Executive Officer and President





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                            EXHIBIT INDEX


Exhibit                                                        Page
- -------                                                        ----
 99.1     Notice of Redemption and Letter of Transmittal         7

 99.2     Press Release dated June 2, 1995                      12









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